Exhibit (d)(1)(x)

AMENDMENT NO. 3

TO THE

INVESTMENT MANAGEMENT AGREEMENT

AMENDMENT NO. 3 to the Investment Management Agreement (“Amendment No. 3”), dated as of August 1, 2010, between AXA Premier VIP Trust, a Delaware statutory trust (the “Trust”) and AXA Equitable Life Insurance Company, a New York stock life insurance company (“AXA Equitable”).

Effective August 1, 2010, the Trust and AXA Equitable agree to modify and amend the Investment Management Agreement, dated as of July 31, 2003, as amended between the Trust and AXA Equitable (the “Agreement”), as follows:

1.	Purpose: The purpose of Amendment No. 3 is to amend the fees payable under this agreement for each of the AXA Conservative Allocation Portfolio, AXA Conservative-Plus Allocation Portfolio, AXA Moderate Allocation Portfolio, AXA Moderate-Plus Allocation Portfolio and AXA Aggressive Allocation Portfolio.

2.	Appendix A: Appendix A to the Agreement, which sets forth the Portfolios of the Trust for which AXA Equitable is appointed as the investment manager, is hereby replaced in its entirety by Appendix A attached hereto.

Except as modified and amended hereby, the Agreement is hereby ratified and confirmed in full force and effect in accordance with its terms.

IN WITNESS WHEREOF, the parties have executed and delivered this Amendment No. 3 as of the date first above set forth.

AXA PREMIER VIP TRUST		AXA EQUITABLE LIFE INSURANCE COMPANY

By:	/s/ Brian E. Walsh	By:	/s/ Steven M. Joenk
	Brian E. Walsh		Steven M. Joenk
	Chief Financial Officer and Treasurer		Senior Vice President

APPENDIX A

AMENDMENT NO. 3

TO THE

INVESTMENT MANAGEMENT AGREEMENT

Management Fees

	(as percentage of daily net assets)
Portfolio	First $12 Billion	Next $3 Billion	Thereafter
AXA Conservative Allocation	0.100%	0.095%	0.090%
AXA Conservative-Plus Allocation	0.100%	0.095%	0.090%
AXA Moderate Allocation	0.100%	0.095%	0.090%
AXA Moderate-Plus Allocation	0.100%	0.095%	0.090%
AXA Aggressive Allocation	0.100%	0.095%	0.090%

Target 2015 Allocation	0.10% of the Portfolio’s average daily net assets
Target 2015 Allocation	0.10% of the Portfolio’s average daily net assets
Target 2015 Allocation	0.10% of the Portfolio’s average daily net assets
Target 2015 Allocation	0.10% of the Portfolio’s average daily net assets